As filed with the Securities and Exchange Commission on May 26, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACE LIMITED

(Exact name of registrant as specified in its charter)

CAYMAN ISLANDS	98-0091805
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM 08, Bermuda

(Address of principal executive offices) (zip code)

ACE Limited Employee Stock Purchase Plan

(Full title of the plan)

Evan G. Greenberg

ACE Limited

c/o CT Corporation System

111 Eighth Avenue

New York, New York 10011

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (441) 295-5200 copy to

Laura D. Richman

Mayer, Brown, Rowe & Maw LLP

71 South Wacker Drive

Chicago, Illinois 60606

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Ordinary Shares $.041666667 par value (2)	1,500,000	$52.27	$78,405,000	$8,390

(1)	Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Ordinary Shares reported on the New York Stock Exchange Composite Tape on May 22, 2006.

(2)	Also includes preferred share purchase rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Ordinary Shares.

Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8, File No. 333-1404, (the “Prior Registration Statement”) is incorporated herein by reference. This Registration Statement covers 1,500,000 shares which, together with the 1,500,000 shares (after giving effect to the Registrant’s stock split) being carried forward from the Prior Registration Statement and upon which a fee has previously been paid, constitute the 3,000,000 shares registered for issuance under the ACE Limited Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN

THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See Exhibit Index which is incorporated herein by reference.

SIGNATURES

Each person whose signature appears below constitutes and appoints, Evan G. Greenberg, Philip V. Bancroft and Robert F. Cusumano and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, full to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on May 25, 2006.

ACE Limited

By:	/s/ Evan G. Greenberg
Its:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Evan G. Greenberg Evan G. Greenberg	President and Chief Executive Officer; Director	May 25, 2006

/s/ Philip V. Bancroft Philip V. Bancroft	Chief Financial Officer (Principal Financial Officer)	May 25, 2006

/s/ Paul Medini Paul Medini	Chief Accounting Officer (Principal Accounting Officer)	May 25, 2006

Signature	Title	Date

/s/ Michael G. Atieh Michael G. Atieh	Director	May 25, 2006

/s/ Mary A. Cirillo Mary A. Cirillo	Director	May 25, 2006

/s/ Bruce L. Crockett Bruce L. Crockett	Director	May 25, 2006

/s/ Brian Duppereault Brian Duperreault	Chairman of the Board; Director	May 25, 2006

/s/ Robert M. Hernandez Robert M. Hernandez	Director	May 25, 2006

/s/ John A. Krol John A. Krol	Director	May 25, 2006

/s/ Peter Menikoff Peter Menikoff	Director	May 25, 2006

/s/ Thomas J. Neff Thomas J. Neff	Director	May 25, 2006

/s/ Robert Ripp Robert Ripp	Director	May 25, 2006

/s/ Dermot F. Smurfit Dermot F. Smurfit	Director	May 25, 2006

/s/ Gary M. Stuart Gary M. Stuart	Director	May 25, 2006

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the undersigned as the duly authorized representative of ACE Limited in the United States.

/s/ Evan G. Greenberg
Evan G. Greenberg Date: May 25, 2006

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Memorandum of Association of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1998)

4.2	Articles of Association of the Company (Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1998)

4.3	Special Resolutions adopted January 22, 2002 increasing the number of authorized Ordinary Shares and Other Shares (Incorporated by reference to Exhibit 3.3 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001)

4.4	Specimen certificate representing Ordinary Shares (Incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001)

4.5	Resolutions of a committee of the Board of Directors of ACE Limited establishing the terms of the 7.80 percent Cumulative Redeemable Preferred Shares of ACE Limited (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 30, 2003)

4.6	Amended and Restated Rights Agreement between ACE Limited and Mellon Investor Services LLC, Rights Agent, dated as of December 20, 2001 (Incorporated by reference to Exhibit 10.59 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001)

5.1	Opinion of Maples and Calder as to the legality of the Ordinary Shares

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature pages)

99.1	Form F-N

E-1